UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006

IDERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Juris- diction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (IRS Employer Identification No.)

345 Vassar Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02139 (Zip Code)
(617) 679-5500
Registrant’s telephone number, including area code:
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders
     On June 29, 2006, Idera Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, with an effective time of 5:00 p.m. on June 29, 2006 (the “Effective Time”), to effect a one-for-eight reverse stock split of the Company’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”), and to fix the number of authorized shares of Common Stock at 40,000,000. As a result of the reverse stock split, each share of Common Stock outstanding on June 29, 2006 automatically converted into one-eighth of one share of Common Stock at the Effective Time. No fractional shares were issued in connection with the reverse stock split, and cash will be paid in lieu of fractional shares.
     The reverse stock split reduced the number of outstanding shares of Common Stock from approximately 133.8 million shares to approximately 16.7 million shares, subject to reduction for fractional shares. Additionally, the reverse stock split resulted in proportionate adjustments to (i) the number of shares of Common Stock issuable upon conversion of the Company’s Series A convertible preferred stock, (ii) the number of shares of Common Stock issuable upon conversion of the Company’s 4% convertible subordinated notes due April 30, 2008, (iii) the number of shares of Common Stock issuable upon the exercise of options and warrants outstanding immediately prior to the Effective Time and to the exercise price of such options and warrants, and (iv) the number of shares issuable under the Company’s stock incentive plans, including the Company’s 2005 Stock Incentive Plan, 1997 Stock Incentive Plan, 1995 Director Stock Option Plan, and 1995 Employee Stock Purchase Plan. The reverse stock split did not alter the par value of the Common Stock, which is $0.001 per share, or modify any voting rights or other terms of the Common Stock.
     Pursuant to the Rights Agreement, dated as of December 10, 2001, between the Company and Mellon Investor Services LLC, as Rights Agent, as amended (the “Rights Agreement”), as a result of the reverse stock split, the number of Rights (as defined in the Rights Agreement) associated with each share of Common Stock was automatically proportionately adjusted so that (i) at the Effective Time, eight Rights were then associated with each outstanding share of Common Stock and (ii) from and after the Effective Time, so long as the Rights are attached to the Common Stock, eight Rights (subject to further adjustment pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or transferred by the Company in the future.
     The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws
     The disclosure set forth above under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01: Financial Statements and Exhibits
(c) Exhibits
3.1      Certificate of Amendment to Restated Certificate of Incorporation, dated June 29, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: July 6, 2006	By:	/s/ Robert G. Andersen
Robert G. Andersen
Chief Financial Officer and Vice President of Operations

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, dated June 29, 2006